Filed with the Securities and Exchange Commission on May ____, 2001

Securities Act Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Post Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	93-0572810
(State of Incorporation)	(I.R.S. Employer Identification No.)
360 E. Jackson St., Medford, Oregon	97501
(Address of Principal Executive Offices)	(Zip Code)

1997 NON-DISCRETIONARY STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(Full title of the plan)

Sidney B. DeBoer, Chief Executive Officer
360 E. Jackson St.
Medford, Oregon 97501
(541) 776-6899
(Name, address and telephone number of agent for service)

Copies to:
Kenneth E. Roberts, Esq.
Foster Pepper & Shefelman LLP
101 S.W. Main St., 15th Fl.
Portland, Oregon 97204

The 1997 Non-Discretionary Stock Option Plan for Non-Employee Directors (the “Plan”) of Lithia Motors, Inc. has been replaced by a new plan and the shareholders have approved the termination of this Plan. All options granted pursuant to this plan have fully vested in the participants and no additional grants will be made under this Plan. The purpose of this Post Effective Amendment No. 1 is to remove from registration the remaining 3,000 shares of Class A Common Stock previously registered under this Plan that remained unallocated upon termination of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, which has also been duly authorized, in the City of Medford, State of Oregon, on the 17th day of May 2001.

LITHIA MOTORS, INC.
By: /s/ Sidney B. DeBoer
Sidney B. DeBoer, Chairman of the Board Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

By: /s/ Sidney B. DeBoer	Date: May 17, 2001
Sidney B. DeBoer Chief Executive Officer and Chairman of the Board of Directors
By: /s/ M.L. Dick Heimann	Date: May 17, 2001
M.L. Dick Heimann President, Chief Operating Officer, Director
By: /s/ R. Bradford Gray	Date: May 17, 2001
R. Bradford Gray Director
By: /s/ Thomas Becker	Date: May 17, 2001
Thomas Becker Director
By: /s/ William Young	Date: May 17, 2001
William Young Director
By: /s/ W. Douglas Moreland	Date: May 17, 2001
W. Douglas Moreland Director
By: /s/ Gerald F. Taylor	Date: May 17, 2001
Gerald F. Taylor Director
By: /s/ Jeffrey B. DeBoer	Date: May 17, 2001
Jeffrey B. DeBoer Senior Vice President, Chief Financial Officer (Chief Accounting and Financial Officer)